Exhibit 99.1

Investor Relations: Charles Messman or Todd Kehrli	At the Company: Paul Quinn, CFO (206) 515-9165
MKR Group (323) 468-2300 tnxi@mkr-group.com

Telanetix Reports First Quarter 2011 Financial Results
Eighth Consecutive Quarter of Sequential Core Voice Revenue Growth
Sixth Consecutive Quarter of Positive Adjusted EBITDA
Gross Margin Increased to 58.6%

BELLEVUE, WA – May 11, 2011 - Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services and solutions to the business market, today reported financial results for its 2011 first quarter ended March 31, 2011.

First Quarter Financial Highlights

▪	Core voice revenue was $6.2 million, up 4.6% sequentially and up 6.7% from $5.8 in the first quarter of 2010

▪
Total revenue was $6.9 million, up 3.5% sequentially, and compared to $7.7 million in the first quarter of 2010. The year-over-year decline in total revenue was due to the expected decrease in legacy product revenues, which were $693,000, a 62% decrease compared to $1.8 million in the first quarter of 2010

▪	Adjusted EBITDA was $343,000, compared to $517,000 in the first quarter last year, and is the sixth consecutive quarter of positive adjusted EBITDA

▪	Net loss from continuing operations improved to $1.6 million, or $0.00 per share, compared to a net loss of $5.5 million, or a loss of $0.17 per share, in the first quarter last year

▪	Company plans to execute a 1-for-75 reverse stock split, expected to become effective in the second quarter of 2011

▪	Total cash and cash equivalents were $2.1 million at March 31, 2011

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. Management uses adjusted EBITDA to evaluate changes in the company's core earnings from operations, unaffected by non-cash expenses, expenses related to the company's capital structure, taxes or extraordinary events.  EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities, as well as the Company’s recent recapitalization.  A reconciliation of net income to adjusted EBITDA can be found at the end of this release.

1 of 6

“In the first quarter, we generated sequential growth in our core revenue for the sixth consecutive quarter and continued to achieve positive EBITDA,” said Doug Johnson, Telanetix’s CEO.  “We also saw a modest sequential increase in total revenue, reflecting the stabilization in our legacy business.  Our fiscal 2010 was a rebuilding and transitional year for Telanetix in which we strengthened our balance sheet, reorganized our management team and sales force and signed several key strategic relationships that better position the Company for long-term growth.

“We are executing our plan to capitalize on the opportunity that we see in the SMB market to speed the growth of our business and deliver stronger top line growth in 2011.  During 2011, we will continue to expand our reach into the SMB markets through our strategic relationships with key channel partners Costco and Office Depot, , as well as expand our reach in the SIP trunking market through new channel partnerships with Mitel Networks and Vertical Communications.

“We are focused on the future prospects of the Company.  Given our products, infrastructure and channel partnerships, we believe we are well positioned for strong growth in 2011,” concluded Mr. Johnson.

Revenue for the first quarter of 2011 was $6.9 million, a 3.5% increase from $6.7 million in the preceding quarter and compared to $7.7 million for the first quarter of 2010.  Gross profit was $4.1 million, or 58.6% of revenue, compared to $4.5 million, or 58.5% of revenue a year ago. Total operating expenses were $4.8 million, compared to $5.0 million a year ago.

Net loss from continuing operations for the first quarter of 2011 improved to $1.6 million, or a loss of $0.00 per share, compared to a loss of $5.5 million, or a loss of $0.17 per share, in the first quarter last year. Net loss for the first quarter of 2010 included a $4.2 million charge for the change in fair market value of warrant and beneficial conversion feature liabilities and $0.8 million of interest expense.

Total cash and cash equivalents were $2.1 million on March 31, 2011.

Conference Call Information
Management will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today. To access the call in the United States, dial (800) 510-0146 and to access the call internationally, dial (617) 614-3449 and enter pass code 23592161. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through May 18, 2011 by dialing (888) 286-8010 in the United States and (617) 801-6888 for international callers. All parties will need the following replay pass code 61135506.

About Telanetix, Inc.
Telanetix, Inc. (OTC BB: TNXI) is a leading communications solutions provider offering voice over IP (VoIP) services to all business market segments. Telanetix solutions meet the real-world communications demands of its customers with an industry-leading value proposition of cutting edge products and technology that brings enhanced productivity and industry-leading savings to our customers. The company's hosted telecom voice services, marketed under the "AccessLine" brand, give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. With a history of serving over 100,000 business customers, including Fortune 50 companies, we've scaled our award-winning technologies to meet the needs of entrepreneurial-minded small businesses.

2 of 6

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, our expectations regarding growth in our core revenue for 2011, anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

- Tables to Follow -

3 of 6

TELANETIX, INC.
Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets
Cash	$2,056,141	$2,330,111
Accounts receivable, net	1,747,334	1,590,022
Inventory	315,684	182,924
Prepaid expenses and other current assets	442,613	530,548
Total current assets	4,561,772	4,633,605
Property and equipment, net	2,544,492	2,641,731
Goodwill	7,044,864	7,044,864
Purchased intangibles, net	10,628,337	11,178,337
Other assets	574,370	583,632
Total assets	$25,353,835	$26,082,169

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,722,955	$1,609,488
Accrued liabilities	2,320,114	2,326,465
Deferred revenue	1,027,006	1,016,021
Income tax payable	53,400	225,000
Current portion of capital lease obligations	374,642	404,710
Current portion of long-term debt	1,800,000	1,200,000
Total current liabilities	7,298,117	6,781,684
Non-current liabilities
Deferred revenue, net of current portion	234,134	253,798
Capital lease obligations, net of current portion	159,968	116,251
Long-term debt, net of current portion	5,511,954	5,291,539
Total non-current liabilities	5,906,056	5,661,588
Total liabilities	13,204,173	12,443,272
Stockholders' equity
Common stock, $.0001 par value; Authorized: 600,000,000 shares;
Issued and outstanding: 344,569,652 at March 31, 2011 and December 31, 2010, respectively	34,457	34,457
Additional paid in capital	43,691,430	43,569,588
Warrants	56,953	56,953
Accumulated deficit	(31,633,178)	(30,022,101)
Total stockholders' equity	12,149,662	13,638,897
Total liabilities and stockholders' equity	$25,353,835	$26,082,169

4 of 6

TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2011	2010
Revenues	6,934,401	7,660,697

Cost of revenues	$2,870,397	$3,181,258)

Gross profit	4,064,004	4,479,439

Operating expenses
Selling and marketing	1,748,294	1,576,323
General and administrative	1,901,079	1,961,865
Research, development and engineering	478,510	739,319
Depreciation	152,814	143,541
Amortization of purchased intangibles	550,000	550,000
Total operating expenses	$4,830,697	$4,971,048

Operating loss	(766,693)	(491,609)

Other income (expense)
Interest income	133	64
Interest expense	(844,517)	(788,499)

Change in fair value of derivative liabilities	-	(4,249,733)
Total other income (expense)	(844,384)	(5,038,168)

Loss from continuing operations before taxes	(1,611,077)	(5,529,777)

Income tax expense	-	-

Loss from continuing operations	(1,611,077)	(5,529,777)

Loss from discontinued operations	-	(198,387)

Net loss	(1,611,077)	(5,728,164)

Net loss per share – basic and diluted
Continuing operations	$0.00	$(0.17)
Discontinued operations	-	(0.01)
Net loss per share	$0.00	$(0.18)

Weighted average shares outstanding – basic and diluted	344,569,652	31,768,320

5 of 6

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	Three months ended March 31,
	2011	2010
Adjusted EBITDA (earnings release purposes only)
Net loss	$(1,611,077)	$(5,728,164)
Depreciation and amortization of purchased intangibles	987,415	989,328
Interest Expense, net	844,384	788,435
EBITDA	220,723	(3,950,401)
Adjustments for certain non-cash expenses:
Change in fair market value of warrant and beneficial conversion feature liabilities	-	4,249,733
Stock compensation	121,842	217,954
Adjusted EBITDA	$342,565	$517,286

6 of 6